The Gratz National Bank

I Director Deferred Compensation Agree pent

Exhibit 10.21

FIRST AMENDMENT TO THE
THE GRATZ NATIONAL BANK
DIRECTOR DEFERRED COMPENSATION AGREEMENT

THIS FIRST AMENDMENT (the "Amendment") is adopted effective the first day of January, 2012, by and between The Gratz National Bank, located in Gratz, Pennsylvania (the "Bank"), and Timothy J. Allison (the "Director").

The Bank and the Director are parties to a certain Director Deferred Compensation Agreement dated January 3, 2008 (the "Agreement"). The Bank and the Director now wish to change the manner of calculating the Crediting Rate used in the Agreement.

Now, therefore, the Bank and the Director agree as follows.

Section 1.6 of the Agreement shall be deleted and replaced with the following:

1.6 “Crediting Rate” means one hundred fifty percent (150%) of the average ten year Treasury instrument as quoted in the Wall Street Journal on the last business day of the Plan Year. Notwithstanding the foregoing, at no time shall the Crediting Rate be less than two percent (2.0%) or greater than six percent (6.0%).

IN WITNESS WHEREOF, the Director and a representative of the Bank have executed this Amendment as indicated below:

DIRECTOR:	BANK:

The Gratz National Bank

I Director Deferred Compensation Agree pent

THE GRATZ NATIONAL BANK
DIRECTOR DEFERRED COMPENSATION AGREEMENT

THIS DIRECTOR DEFERRED COMPENSATION AGREEMENT (this “Agreement”)is adopted this 3rd day of January, 2008, by and between The Gratz National Bank, a nationally chartered commercial bank located in Gratz, Pennsylvania (the “Bank”), and Timothy J. Allison (the “Director”).

The purpose of this Agreement is to provide specified benefit to the Director who contributes materially to the continued growth, development and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1
Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 “Beneficiary” means each designated person or entity, or the estate of the deceased Director, entitled to any benefits upon the death of the Director pursuant to Article 6.

1.2 “Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to designate one or more beneficiaries.

1.3 “Board” means the Board of Directors of the Bank as from time to time constituted.

1.4 “Change in Control” means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Code Section 409A.

1.5 “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and guidance thereunder, including such regulations and guidance as may be promulgated after the Effective Date of this Agreement.

1.6 “Crediting Rate” means one hundred and fifty percent (150%) of the average one year Treasury instrument as quoted in the Wall Street Journal on the first business day of the Plan Year.

1.7 “Deferrals” means the amount of Fees the Director elects to defer according to this Agreement.

1.8 “Deferral Account” means the Bank’s accounting of the accumulated Deferrals plus accrued interest.

1.9 “Deferral Election Form” means each form established from time to time by the Plan Administrator that the Director completes, signs and returns to the Plan Administrator to designate the amount of Deferrals.

1.10 “Effective Date” means January 3, 2008.

1.11 “Fees” means any and all amounts paid to the Director for his services as a director, including but not limited to annual, fees, meeting fees, and committee fees during the Plan Year. In addition, fees shall include any salary or bonus that is paid to the Director by the Bank.

1.12 “Normal Retirement Age” means the later of the Director’s age sixty-five (65) or the end of the fifth (5th) Plan Year.

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1.13 “Normal Retirement Date” means the later of Normal Retirement Age or Separation from Service.

1.14 “Plan Year” means each twelve (12) month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31.

1.15 “Separation from Service” means the termination of the Director’s service with the Bank for reasons other than death. Whether a Termination of Service takes place is determined based on the facts and circumstances surrounding the termination of the Director’s service and whether the Bank and the Director intended for the Director to provide significant services for the Bank following such termination.

1.16 “Specified Employee” means an employee who at the time of Separation from Service is a key employee of the Bank, if any stock of the Bank is publicly traded on an established securities market or otherwise. For purposes of this Agreement, an employee is a key employee if the employee meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding section 416(i)(5)) at any time during the twelve (12) month period ending on December 31 (the “identification period”). If the employee is a key employee during an identification period, the employee is treated as a key employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of April following the close of the identification period.

1.17 “Termination for Cause” means a Separation from Service for:

(a)
Gross negligence or gross neglect of duties to the Bank;
(b)
Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Director’s service with the Bank; or
(c)
Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Director’s service and resulting in a material adverse effect on the Bank.

Article 2

Deferral Election

2.1 Elections Generally. The Director may annually file a Deferral Election Form with the Plan Administrator no later than the end of the Plan Year preceding the Plan Year in which services leading to such Fees will be performed.

2.2 Initial Election. After being notified by the Plan Administrator of becoming eligible to participate in this Agreement, the Director may make an initial deferral election by delivering to the Plan Administrator a signed Deferral Election Form and Beneficiary Designation Form within thirty (30) days of becoming eligible. The Deferral Election Form shall set forth the amount of Fees to be deferred. However, if the Director was eligible to participate in any other account balance plans sponsored by the Bank (as referenced in Code Section 409A) prior to becoming eligible to participate in this Agreement, the initial election to Fees under this Agreement shall not be effective until the Plan Year following the Plan Year in which the Director became eligible to participate in this Agreement

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2.3 Election Changes. The Director may modify the amount of Fees to be deferred annually by filing a new Deferral Election Form with the Bank. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Deferral Election Form is received by the Bank.

Article 3

Deferral Account

3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Director and shall credit to the Deferral Account the following amounts:

(a)
Any Deferrals hereunder; plus
(b)
On the last day of each Plan Year and during any applicable installment period, interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate.

3.2 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement and is not a trust fund of any kind.

Article 4

Distributions During Lifetime

4.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall distribute to the Director the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Normal Retirement Date.

4.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Director in equal monthly installments for one hundred and twenty (120) months commencing within thirty (30) days following the Normal Retirement Date.

4.2 Early Termination Benefit. If Separation from Service prior to the Director’s Normal Retirement Age occurs, the Bank shall distribute to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Article.

4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance determined as of the date of Separation from Service

4.2.2 Distribution of Benefit The Bank shall distribute the benefit to the Director in equal monthly installments for one hundred and twenty (120) months commencing within thirty (30) days following the Normal Retirement Date.

4.3 Restriction on Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Director is considered a Specified Employee, the provisions of this Section 4.3 shall govern all distributions hereunder. If benefit distributions which would otherwise be made to the Director due to Separation from Service are limited because the Director is a Specified Employee, then such distributions shall not be made during the first six (6) months following Separation from Service. Rather, any distribution which would otherwise be paid to the Director during such period shall be accumulated and paid to the Director in a lump sum on the first day of the seventh month following Separation from Service. All subsequent distributions shall be paid in the manner specified.

The Gratz National Bank

I Director Deferred Compensation Agree pent

4.4 Distributions Upon Taxation of Amounts Deferred. If, pursuant to Code Section 409A, the Federal Insurance Contributions Act or other state, local or foreign tax, the Director becomes subject to tax on the amounts deferred hereunder, then the Bank may make a limited distribution to the Director in a manner that conforms to the requirements of Code section 409A. Any such distribution will decrease the Deferral Account balance.

4.5 Change in Form or Timing of Distributions. For distribution of benefits under this Article 4, the Director and the Bank may, subject to the terms of Section 10.1, amend this Agreement to delay the timing or change the form of distributions. Any such amendment:

(a)
may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A;
(b)
must, for benefits distributable under Article 4 be made at least twelve (12) months prior to the first scheduled distribution;
(c)
must, for benefits distributable under Article 4 delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and
(d)
must take effect not less than twelve (12) months after the amendment is made.

Article 5

Distributions at Death

5.1 Death During Active Service. If the Director dies prior to Separation from Service, the Bank shall distribute to the Beneficiary the benefit described in this Section 5.1. This benefit shall be distributed in lieu of the benefit under Article 4.

5.1.1 Amount of Benefit. The benefit under this Section 5.1 is the Deferral Account balance determined as if the Director had survived until the Normal Retirement Age and continued the dollar amount of deferrals made in the calendar year prior to the Director’s death plus interest calculated using the Crediting Rate in effect for the Plan Year prior to the Director’s death. The Bank shall annually calculate the amount payable pursuant to this Paragraph and advise the Director no later than June 30th the amount that would be payable to the Director’s Beneficiary in the event of the Director’s death.

5.1.2 Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in a lump sum commencing on the first day of the fourth month following the Director’s death. The Beneficiary shall be required to provide to the Bank the Director’s death certificate receipt.

5.2 Death During Distribution of a Benefit. If the Director dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits in a lump sum.

5.3 Death After Separation from Service But Before Benefit Distributions Commence. If the Director is entitled to benefit distributions under this Agreement but dies prior to the date that commencement of said benefit distributions are scheduled to be made under this Agreement, the Bank shall distribute to the Beneficiary the same benefits to which the Director was entitled prior to death, except that the benefit distributions shall be paid in the manner specified in Section 5.1.2 and shall commence on the first day of the fourth month following the Director’s death.

Article 6
Beneficiaries

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I Director Deferred Compensation Agree pent

6.1 In General. The Director shall have the right, at any time, to designate a Beneficiary to receive any benefit distributions under this Agreement upon the death of the Director. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designated under any other plan of the Bank in which the Director participates.

6.2 Designation. The Director shall designate a Beneficiary by completing and signing the Beneficiary Designation Form and delivering it to the Plan Administrator or its designated agent. If the Director names someone other than the Director’s spouse as a Beneficiary, the Plan Administrator may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Plan Administrator, executed by the Director’s spouse and returned to the Plan Administrator. The Director’s beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Director or if the Director names a spouse as Beneficiary and the marriage is subsequently dissolved. The Director shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Director and accepted by the Plan Administrator prior to the Director’s death.

6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4 No Beneficiary Designation. If the Director dies without a valid Beneficiary designation, or if all designated Beneficiaries predecease the Director, then the Director’s spouse shall be the designated Beneficiary. If the Director has no surviving spouse, any benefit shall be paid to the personal representative of the Director's estate.

6.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Director and the Beneficiary, as the case may be, and shall completely discharge any liability under this Agreement for such distribution amount.

Article 7

General Limitations

7.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement in excess of the Deferrals if the Director’s service with the Bank is terminated by the Bank or an applicable regulator due to a Termination for Cause.

7.2 Suicide or Misstatement. No benefit in excess of the Deferrals shall be distributed if the Director commits suicide within two (2) years after the Effective Date, or if an insurance company which issued a life insurance policy covering the Director and owned by the Bank denies coverage (i) for material misstatements of fact made by the Director on an application for such life insurance, or (ii) for any other reason.

7.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement in excess of Deferrals credited thereon) if the Director is subject to

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a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Notwithstanding anything herein to the contrary, any payments made to the Director pursuant to this Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. 1828 and FDIC Regulation 12 CFR Part 359, Golden Parachute Indemnification Payments and any other regulations or guidance promulgated thereunder.

Article 8

Administration of Agreement

8.1 Plan Administrator Duties. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement to the extent the exercise of such discretion and authority does not conflict with Code Section 409A.

8.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as the Plan Administrator sees fit, including acting through a duly appointed representative, and may from time to time consult with counsel who may be counsel to the Bank.

8.3 Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation or application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

8.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator.

8.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the Director’s death or Separation from Service, and such other pertinent information as the Plan Administrator may reasonably require.

8.6 Statement of Accounts. The Plan Administrator shall provide to the Director, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 9

Claims and Review Procedures

9.1 Claims, Procedure. A Director or Beneficiary (“claimant”) who has not received benefits under this Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

9.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

The Gratz National Bank

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9.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

9.1.3 Notice, of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)
The specific reasons for the denial;
(b)
A reference to the specific provisions of this Agreement on which the denial is based;
(c)
A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d)
An explanation of this Agreement’s review procedures and the time limits applicable to such procedures; and
(e)
A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

9.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial as follows:

9.2.1 Initiation - Written Request. To initiate the review, the claimant, within sixty (60) days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

9.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

9.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty (60) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

9.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. A notification of denial shall set forth:

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I Director Deferred Compensation Agree pent

(a)
The specific reasons for the denial;
(b)
A reference to the specific provisions of this Agreement on which the denial is based;
(c)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and
(d)
A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 10

Amendments and Termination

10.1 Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Director. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative changes or tax law, including without limitation Code Section 409A.

10.2 Plan Termination. Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Director. Except as provided in Section 10.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 4 or Article 5.

10.3 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 10.2, if the Bank terminates this Agreement in the following circumstances:

(a)
Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of this Agreement and further provided that all the Bank's arrangements which are substantially similar to this Agreement are terminated so the Director and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such termination;
(b)
Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under this Agreement are included in the Director's gross income in the latest of (i) the calendar year in which this Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or
(c)
Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section l.409A-l(c) if the Director participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Deferral Account balance, determined as of the date of the termination of this Agreement, to the Director in a lump sum subject to the above terms.

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Article 11
Miscellaneous

11.1 Binding Effect. This Agreement shall bind the Director and the Bank and their beneficiaries, survivors, executors, administrators and transferees.

11.2 No Guarantee of Employment. Neither this Agreement nor the payments of any benefits hereunder shall be construed as giving to the Director any right to be retained as a member of the Board of Directors of the Bank.

11.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4 Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Code Section 409A from the benefits provided under this Agreement. The Director acknowledges that the Bank’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authorities. The Bank shall satisfy all applicable reporting requirements, including those under Code Section 409A.

11.5 Applicable Law. This Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

11.6 Unfunded Arrangement. The Director and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors. Any insurance on the Director's life or other informal funding asset is a general asset of the Bank to which the Director and Beneficiary have no preferred or secured claim.

11.7 Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm or person unless such succeeding or continuing bank, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such an event, the term “Bank” as used in this Agreement shall be deemed to refer to the successor or survivor entity.

11.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director as to the subject matter hereof. No rights are granted to the Director by virtue of this Agreement other than those specifically set forth herein.

11.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural

11.10 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement due to regulatory or other constraints, the Bank or Plan Administrator may perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative act does not violate Code Section 409A.

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11.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any provision herein.

11.12 Validity. If any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been included herein.

11.13 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered or sent by registered or certified mail to the address below:

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Director under this Agreement shall be sufficient if in writing and hand-delivered or sent by mail to the last known address of the Director.

11.14 Deduction Limitation on Benefit Payments. If the Bank reasonably anticipates that the Bank’s deduction with respect to any distribution under this Agreement would be limited or eliminated by application of Code Section 162(m), then to the extent deemed necessary by the Bank to ensure that the entire amount of any distribution from this Agreement is deductible, the Bank may delay payment of any amount that would otherwise be distributed under this Agreement. The delayed amounts shall be distributed to the Director (or the Beneficiary in the event of the Director's death) at the earliest date the Bank reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m).

11.15 Compliance with Section 409A. This Agreement shall be interpreted and administered consistent with Code Section 409A.

IN WITNESS WHEREOF, the Director and a duly authorized representative of the Bank have signed this Agreement.

DIRECTOR	BANK